                                                                     Exhibit d.2

                      NUVEEN MASSACHUSETTS BUSINESS TRUSTS

                        MOODY'S FUNDPREFERRED GUIDELINES

     Below is set forth for each registered investment company listed in Appendix A hereto (each are referred to as the "Fund") the Moody's Guidelines, as defined in the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of FundPreferred (the "Statement"). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Moody's may amend, alter or change these Moody's Guidelines, in its sole discretion, provided however, that Moody's provide any such amendments, alterations or changes to the Fund in writing.

     1. DEFINITIONS.

     A. "FUNDPREFERRED BASIC MAINTENANCE AMOUNT" as of any Valuation Date means Moody's Eligible Assets having an aggregate Moody's Discounted Value equal to or greater than the dollar amount equal to the sum of the sum of:

          1. the product of the number of FundPreferred outstanding on such date multiplied by $25,000, plus any redemption premium applicable to the FundPreferred then subject to redemption;

          2. the aggregate amount of dividends that will have accumulated at the respective Applicable Rates to (but not including) the first respective Dividend Payment Dates for FundPreferred outstanding that follow such Valuation Date;

          3. the aggregate amount of dividends that would accumulate on shares of each series of FundPreferred outstanding from such first respective Dividend Payment Date

               a. therefor through the 45th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Standard Dividend of shares of such series to commence on such Dividend Payment Date for a Standard Rate Period, or,

               b. assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a notice of Special Dividend Period to the Auction Agent pursuant to Section 4(b) of Part I of the Statement with respect to shares of such series, such Maximum Rate shall be the Maximum Rate for the Special Dividend Period of shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than FundPreferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph 3. in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than FundPreferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be in respect of those days));

          4. the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

          5. the amount of any indebtedness or obligations of the Fund senior in right of payments to the FundPreferred; and

          6. any current liabilities to the extent not reflected in any of 1. through 5. (including, without limitation, any payables for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less the value (i.e., the face value of cash, short-term municipal obligations and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of 1. through 6. became payable, otherwise the S&P Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of 1. through 6.

B.   "MOODY'S DISCOUNT FACTOR" means:

          1. Corporate debt securities: The percentage determined by reference to the rating on such asset with reference to the remaining term to maturity of such asset, in accordance with the table set forth below (non convertibles).

                                                             MOODY'S RATING CATEGORY
     TERM TO MATURITY OF CORPORATE DEBT        ----------------------------------------------
                 SECURITY(1)                   AAA    AA    A    BAA    BA    B    UNRATED(2)
--------------------------------------------   ---   ---   ---   ---   ---   ---   ----------
1 year or less..............................   109%  112%  115%  118%  137%  150%     250%
1 - 2 years.................................   115   118   122   125   146   160      250
2 - 3 years.................................   120   123   127   131   153   168      250
3 - 4 years.................................   126   129   133   138   161   176      250
4 - 5 years.................................   132   135   139   144   168   185      250
5 - 7 years.................................   139   143   147   152   179   197      250
7 - 10 years................................   145   150   155   160   189   208      250
10 - 15 years...............................   150   155   160   165   196   216      250
15 - 20 years...............................   150   155   160   165   196   228      250
20 - 30 years...............................   150   155   160   165   196   229      250
Greater than 30 years.......................   165   173   181   189   205   240      250

----------
(1) The Moody's Discount Factors above for corporate debt securities shall also be applied to any interest rate swap or cap, in which case the rating of the counterparty shall determine the appropriate rating category.

(2) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "Unrated" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch will be accepted at the lower of the two ratings.

          For corporate debt securities that do not pay interest in U.S. dollars, the fund sponsor will contact Moody's to obtain the applicable currency conversion rates.

          2. Preferred stock: The Moody's Discount Factor for taxable preferred stock shall be:

     Aaa                                                      150%
     Aa                                                       155%
     A                                                        160%
     Baa                                                      165%
     Ba                                                       196%
     B                                                        216%
     Greater than B or Not Rated                              250%
     Middle Market Bank Non-cumulative perpetual preferreds   476%
     Investment Grade DRD Preferred Stock                     165%
     Non-Investment Grade DRD Preferred Stock                 216%

For non-cumulative preferred stock, the Discount Factor should be amplified by 110%.

          3. Common stock:

        COMMON STOCKS(1)      LARGE CAP   MID CAP   SMALL CAP
     ----------------------   ---------   -------   ---------
     7 week exposure period     200%        205%       220%

     (1) Market cap for Large-cap stocks are $10 billion and up, Mid-cap stocks range between $2 billion and $10 billion, and Small-cap stocks are $2 billion and below.

          4. Convertible securities (including convertible preferreds):

                                           NON-
                                        INVESTMENT
        DELTA     INVESTMENT GRADE         GRADE        UNRATED
     ----------   ----------------   ----------------   -------
     .00 - .40    Use Corporate Debt Securities Table     250%
     .41 - .80          192%               226%           250%
     .81 - 1.00         195%               229%           250%

          5. Common Stock, Preferred Stock and Corporate Debt Securities of
     REITs:

               a. For common stock and preferred stock of REITs, the Moody's Discount Factor shall be the percentage specified in the table set forth below:

                                                          MOODYS DISCOUNT FACTOR
                                                          ----------------------
     common stock of REITs.............................            154%
     preferred stock of REITs
        with a Moody's S&P or Fitch rating
           (including a Senior Implied Rating):........            154%
        without a Moody's S&P or Fitch rating
           (including a Senior Implied Rating):........            208%

               b. Notwithstanding the above, a Moody's Discount Factor of 250% will be applied: (a) to those assets in a single NAREIT industry category/sector which exceed 30% of Moody's Eligible Assets but are not greater than 35% of Moody's Eligible Assets; (b) if dividends on such securities have not been paid consistently (either quarterly or annually) over the previous three years, or for such shorter time period that such securities have been outstanding; or (c) if the market capitalization (including common stock and preferred stock) of an issuer is below $500 million.

               c. For corporate debt securities of REITs, apply the Moody's Discount Factors listed above under Corporate debt securities.

          6. Short-Term Instruments: The Moody's Discount Factor applied to short-term portfolio securities, including without limitation corporate debt securities and Short-Term Money Market Instruments will be (1) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Moody's Exposure Period and are rated Aaa or at least Prime-1, V-Mig1, or equivalent, or be a rated money-market fund; and
     (2) 115%, so long as such portfolio securities do not mature within the Moody's Exposure Period or have a demand feature at par not exercisable within the Moody's Exposure Period. A Moody's Discount Factor of 100% will be applied to cash.

          7. U.S. Government Securities and U.S. Treasury Strips:

                                    U.S. GOVERNMENT
                                  SECURITIES DISCOUNT   U.S. TREASURY STRIPS
     REMAINING TERM TO MATURITY         FACTOR             DISCOUNT FACTOR
     --------------------------   -------------------   --------------------
     1 year or less............           107%                   107%
     1 - 2 years...............           113                    115
     2 - 3 years...............           118                    121
     3 - 4 years...............           123                    128
     4 - 5 years...............           128                    135
     5 - 7 years...............           135                    147
     7 - 10 years..............           141                    163
     10 - 15 years.............           146                    191
     15 - 20 years.............           154                    218
     20 - 30 years.............           154                    244

          8. Sovereign debt securities: The Moody's Discount Factor for sovereign debt securities of qualified sovereign nations shall be 250% if such obligation is denominated in U.S. dollars or Euros. If the obligation is denominated in a currency other than U.S. dollars or Euros, the Moody's Discount Factor above will be adjusted by a factor as determined in writing by Moody's.

          9. Rule 144A Securities: The Moody's Discount Factor applied to Rule 144A Securities whose terms include rights to registration under the Securities Act within one year and Rule 144A Securities which do not have registration rights within one year will be 120% and 130%, respectively, of the Moody's Discount Factor which would apply were the securities registered under the Securities Act.

          10. Bank Loans: The Moody's Discount Factor applied to senior Bank Loans ("Senior Loans") shall be the percentage specified in accordance with the table set forth below (or such lower percentage as Moody's may approve in writing from time to time):

                                                                         CAA AND BELOW
                          MOODY'S RATING CATEGORY                         (INCLUDING
     ----------------------------------------------------------------   DISTRESSED AND
               TYPE OF LOAN              AAA-A   BAA AND BA(1)   B(1)     UNRATED)(1)
     ---------------------------------   -----   -------------   ----   --------------
     Senior Loans greater than $250 MM    118%        136%       149%        250%
     non-Senior Loans greater than        128%        146%       159%        250%
     $250 MM
     loans less than $250 MM              138%        156%       169%        270%
     Second Lien Bank Loans               168%        185%       200%        270%
     Third & Fourth Lien Bank Loans       218%        240%       260%        351%

----------
(1) If a Senior Loan is not rated by any of Moody's, S&P or Fitch, the Fund will use the applicable percentage set forth under the column entitled "Caa and below (including distressed and unrated)" in the table above. Ratings assigned the S&P and/or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of securities for which the ratings by S&P and/or Fitch do not seem to approximate a Moody's rating equivalent. Split rated securities assigned by S&P and Fitch (i.e., these rating agencies assign different rating categories to the security) will be accepted at the lower of the two ratings.

     C.   "MOODY'S ELIGIBLE ASSETS" means:

          1. cash (including interest and dividends due on assets rated (1) Baa3 or higher by Moody's if the payment date is within five Business Days of the Valuation Date, (2) A2 or higher if the payment date is within thirty days of the Valuation Date, and (3) A1 or higher if the payment date is within the Moody's Exposure Period) and receivables for Moody's Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are (1) settled through clearing house firms or (2) (x) with counterparties having a Moody's long-term debt rating of at least Baa3 or (y) with counterparties having a Moody's Short Term Money Market Instrument rating of at least P-1;

          2. Short Term Money Market Instruments so long as (1) such securities are rated at least P-1, (2) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A2, or (3) in all other cases, the supporting entity (x) is rated A2 and the security matures within one month, (y) is rated A1 and the security matures within three months or (z) is rated at least Aa3 and the security matures within six months; provided, however, that for purposes of this definition, such instruments (other than commercial paper rated by S&P or Fitch and not rated by Moody's) need not meet any otherwise applicable S&P rating criteria;

          3. U.S. Government Securities and U.S. Treasury Strips;

          4. Rule 144A Securities;

          5. Senior Loans and other Bank Loans approved by Moody's;

          6. corporate debt securities if (1) such securities provide for the periodic payment of interest in cash in U.S. dollars or euros, except that such securities that do not pay interest in U.S. dollars or euros shall be considered Moody's Eligible Assets if they are rated by Moody's or S&P or Fitch; (2) such securities have been registered under the Securities Act of 1933, as amended ("Securities Act") or are restricted as to resale under federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees, except that such securities that are not subject to U.S. federal securities laws shall be considered Moody's Eligible Assets if they are publicly traded; and (3) such securities are not subject to extended settlement.

          In addition, (x) corporate debt securities not rated at least B3 by Moody's, or equivalent by Fitch or S&P, shall be considered to be Moody's Eligible Assets only to the extent the Market Value of such corporate debt securities does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; provided, however, that if the Market Value of such corporate debt securities exceeds 10% of the aggregate Market Value of all Moody's Eligible Assets, a portion of such corporate debt securities (selected by the Fund) shall not be considered Moody's Eligible Assets, so that the Market Value of such corporate debt securities (excluding such portion) does not exceed 10% of the aggregate Market Value of all Moody's Eligible Assets; and (y) corporate debt securities rated by neither Moody's nor S&P nor Fitch shall be considered to be Moody's Eligible Assets only to the extent such securities are issued by entities which (i) have not filed for bankruptcy within the past three years, (ii) are current on all principal and interest in their fixed income obligations, (iii) are current on all preferred stock dividends, and (iv) possess a current, unqualified auditor's report without qualified, explanatory language.

          7. preferred stocks if (1) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (2) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange or the American Stock Exchange or NASDAQ, (3) if such security consists of $1,000 par bonds that tend to trade over-the-counter, (4) the issuer of such a preferred stock has a senior debt rating from Moody's of Baa1 or higher or a preferred stock rating from Moody's of Baa3 or higher and (5) such preferred stock has paid consistent cash dividends in U.S. dollars or euros over the last three years or has a minimum rating of A1 (if the issuer of such preferred stock has other preferred issues outstanding that have been paying dividends consistently for the last three years, then a preferred stock without such a dividend history would also be eligible). In addition, the preferred stocks must have the diversification requirements set forth in the table below and the preferred stock issue must be greater than $40 million;

          8. Common Stocks:

               a. which are issued by issuers whose senior debt securities are rated at least Baa3 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by an issuer whose senior debt securities are rated at least BBB- by S&P or Fitch) and which for this purpose have been assigned a Moody's equivalent rating of at least Baa3;

               b. which are traded on the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market System or other Moody's approved exchanges;

               c. which have a market capitalization greater than $500,000,000;

               d. which are currently paying a cash dividend be it an initial cash dividend or part of an ongoing series of cash dividends or whose predecessors have paid cash dividends regularly during the preceding three-year period (or since inception of the dividend if the common stock initiated a dividend within the past three-years); and

               e. which pay dividends in U.S. dollars or currency of other Approved Foreign Nations including: Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom;

     provided, however, that (1) the aggregate Market Value of the Fund's holdings of the common stock of any eligible issuer (x) shall be less than 5% of the number of outstanding shares times the Market Value of such common stock and (y) shall not exceed 5% of the number of outstanding shares (less the number of shares held by insiders, as determined in accordance with standards established by Moody's) multiplied by the Market Value of such common stock and (2) the number of shares of common stock of any eligible issuer held by the Fund shall not exceed the average weekly trading volume of such common stock during the preceding month.

          9. common stock of REITs and preferred stock and any debt security of REITs and Other Real Estate Companies and for Real Estate Funds (as defined in

     Appendix A hereto) (A) which comprise at least 7 of the 14 Moody's Real Estate Industry/Property Sector Classifications ("Moody's Sector Classifications") listed below and of which no more than 35% may constitute a single such classification; (B) which in the aggregate constitute at least 40 separate classes of common stock, preferred stock, and debt securities, issued by at least 30 issuers; (C) issued by a single issuer which in the aggregate constitute no more than 7.0% of the Market Value of Moody's Eligible Assets, (D) issued by a single issuer which, with respect to 50% of the Market Value of Moody's Eligible Assets, constitute in the aggregate no more than 5% of Market Value of Moody's Eligible Assets; and
     (E) and which are issued by REITs or Other Real Estate Companies with a minimum market capitalization (including common stock and preferred stock) of $150 million;

          10. sovereign debt securities. Debt securities of non-U.S. sovereign nations if they are obligations of qualified sovereign nations provided in writing by Moody's.

          11. interest rate swaps and caps if: (1) the aggregate notional amount of interest rate swaps and caps will not exceed the aggregate liquidation preference of outstanding Preferred Shares, including FundPreferred, issued by the Fund; (2) the counterparties to interest rate swaps and caps will not have senior unsecured ratings which are below Moody's A3. In connection with interest rate swaps or caps, the Fund will provide to Moody's full disclosure of ISDA agreements with all companion credit annexes enumerating termination events along with terms of the interest rate swaps and caps shall be provided to Moody's within a reasonable time frame prior to entering into the interest rate swap or cap arrangement and all assignments and amendments will be disclosed by the Fund in writing to Moody's.

          The FundPreferred Basic Maintenance Certificate shall include the following information about each interest rate swap or cap held by the
     Fund: (1) term; (2) variation margin; (3) name of counterparty; and (4) termination value. The variation margin and termination value of interest rate swaps and caps will be factored into the FundPreferred Basic Maintenance Amount test as follows: (1) the weekly variation margin of swap when positive will count as Moody's Eligible Assets and will be by discounted by the Moody's Discount Factor for corporate debt securities above based on the ratings of the interest rate swap and cap counterparties; (2) the weekly negative variation margin of an interest rate swap or cap will be deducted from aggregate Moody's Eligible Assets;
     (3) all segregated assets in connection with interest rate swaps and caps will not be considered Moody's Eligible Assets; and (4) the market value of an interest rate swap or cap, when negative, will be deducted from aggregate Moody's Eligible Assets.

          12. financial contracts, as such term is defined in Section 3(c)(2)(B)(ii) of the Investment Company Act of 1940, as amended, not otherwise provided for in this definition but only upon receipt by the Fund of a letter from Moody's specifying any conditions on including such financial contract in Moody's Eligible Assets and assuring the Fund that including such financial contract in the manner so specified would not affect the credit rating assigned by Moody's to the FundPreferred.

          Additionally, in order to merit consideration as an eligible asset, securities should be issued by entities which:

               (i) have not filed for bankruptcy within the past three years;

               (ii) are current on all principle and interest in their fixed income obligations;

               (iii) are current on all preferred stock dividends;

     possess a current, unqualified auditor's report without qualified, explanatory language.

     In addition, portfolio holdings (except common stock) as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                                   MAXIMUM SINGLE   MAXIMUM SINGLE   MINIMUM ISSUE SIZE
               RATINGS(1)           ISSUER(2)(3)    INDUSTRY(3)(4)   ($ IN MILLION)(5)
     ---------------------------   --------------   --------------   ------------------
     Aaa........................        100%             100%              $100
     Aa.........................        20                60                100
     A..........................        10                40                100
     Baa........................         6                20                100
     Ba.........................         4                12                 50(6)
     B1-B2......................         3                 8                 50(6)
     B3 or below................         2                 5                 50(6)

----------
(1) Refers to the preferred stock and senior debt rating of the portfolio holding.

(2) Companies subject to common ownership of 25% or more are considered as one issuer.

(3) Percentages represent a portion of the aggregate Market Value of corporate debt securities.

(4) Industries are determined according to Moody's Industry Classifications, as defined herein.

(5)  Except for preferred stock, which has a minimum issue size of $50 million.

(6) Portfolio holdings from issues ranging from $50 million to $100 million and are limited to 20% of the Fund's total assets.

          Portfolio holdings that are common stock as described above must be within the following diversification and issue size requirements in order to be included in Moody's Eligible Assets:

                    MAXIMUM SINGLE   MAXIMUM SINGLE    MAXIMUM SINGLE
INDUSTRY CATEGORY   ISSUER (%)(1)    INDUSTRY (%)(1)   STATE (%)(1)
-----------------   --------------   ---------------   --------------
Utility                    4                50               7(2)
Industrial                 4                45               7
Financial                  5                40               6
Other                      6                20             N/A

----------
(1) Percentages represent both a portion of the aggregate market value and the number of outstanding shares of the common stock portfolio.

(2) Utility companies operating in more than one state should be diversified according to the State of incorporation.

          Where the Fund sells an asset and agrees to repurchase such asset in the future, the Discounted Value of such asset will constitute a Moody's Eligible Asset and the amount the Fund is required to pay upon repurchase of such asset will count as a liability for the purposes of the FundPreferred Basic Maintenance Amount. Where the Fund purchases an asset and agrees to sell it to a third party in the future, cash receivable by the Fund thereby will constitute a Moody's Eligible Asset if the long-term debt of such other party is rated at least A2 by Moody's and such agreement has a term of 30 days or less; otherwise the Discounted Value of such purchased asset will constitute a Moody's Eligible Asset. For the purposes of calculation of Moody's Eligible Assets, portfolio securities which have been called for redemption by the issuer thereof shall be valued at the lower of Market Value or the call price of such portfolio securities.

          Notwithstanding the foregoing, an asset will not be considered a Moody's Eligible Asset to the extent that it (i) has been irrevocably deposited for the payment of A.1. through A.5. under the definition of FundPreferred Basic Maintenance Amount or to the extent it is subject to any liens, except for (A) liens which are being contested in good faith by appropriate proceedings and which Moody's has indicated to the Fund will not affect the status of such asset as a Moody's Eligible Asset, (B) liens for taxes that are not then due and payable or that can be paid thereafter without penalty, (C) liens to secure payment for services rendered or cash advanced to the Fund by its investment manager or portfolio manager, the Fund's custodian, transfer agent or registrar or the Auction Agent and (D) liens arising by virtue of any repurchase agreement, or (ii) has been segregated against obligations of the Fund in connection with an outstanding derivative transaction.

     D. "MOODY'S EXPOSURE PERIOD" means the period commencing on a given Valuation Date and ending 49 days thereafter.

     E. "MOODY'S HEDGING TRANSACTIONS" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:

          (i) the Fund will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than transactions that terminate a future contract or option held by the Fund by the Fund's taking the opposite position thereto ("Closing Transaction")) that would cause the Fund at the time of such transaction to own or have sold:

          (ii) Outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

          (iii) Outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Fund constituting Moody's Eligible Assets owned by the Fund;

          (iv) The Fund will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than (Closing Transactions)) that would cause the Fund at the time of such transaction to own or have sold:

          (v) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Fund and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S& P); or

          (vi) Outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Fund constituting Moody's Eligible Assets owned by the Fund (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S& P);

          (vii) The Fund will engage in (Closing Transaction) to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Fund;

          (viii) The Fund will engage in a (Closing Transaction) to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a (Closing Transaction) to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

          (ix) The Fund will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

          (x) The Fund (A) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and
     (B) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

          (xi) The Fund will not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the FundPreferred Basic Maintenance Amount.

     F. "MOODY'S INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the FundPreferred).

          (i) Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

          (ii) Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

          (iii) Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

          (iv) Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

          (v) Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

          (vi) Chemicals, Plastics and Rubber: Chemicals (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers.

          (vii) Packaging and Glass: Glass, Fiberglass, Containers made of:
     Glass, Metal, Paper, Plastic, Wood or Fiberglass.

          (viii) Personal and Non-Durable Consumer Products (Manufacturing
     Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

          (ix) Diversified/Conglomerate Manufacturing.

          (x) Diversified/Conglomerate Service.

          (xi) Diversified Natural Resources, Precious Metals and Minerals:
     Fabricating, Distribution.

          (xii) Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal.

          (xiii) Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

          (xiv) Finance: Investment Brokerage, Leasing, Syndication, Securities.

          (xv) Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

          (xvi) Grocery: Grocery Stores, Convenience Food Stores.

          (xvii) Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

          (xviii) Home and Office Furnishings, Housewares, and Durable Consumer
     Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

          (xix) Hotels, Motels, Inns and Gaming.

          (xx) Insurance: Life, Property and Casualty, Broker, Agent, Surety.

          (xxi) Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

          (xxii) Machinery (Non-Agricultural, Non-Construction, Non-Electronic):
     Industrial, Machine Tools, Steam Generators.

          (xxiii) Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing.

          (xxiv) Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

          (xxv) Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment.

          (xxvi) Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

          (xxvii) Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

          (xxviii) Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

          (xxix) Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

          (xxx) Personal Transportation: Air, Bus, Rail, Car Rental.

          (xxxi) Utilities: Electric, Water, Hydro Power, Gas.

          (xxxii) Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra-national Agencies.

          The Fund will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Fund considers necessary.

     G. "APPROVED PRICE" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Fund and for which the Fund receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

     H. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

     I. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.

     J. "PRICING SERVICE" means any pricing service designated by the Board of Trustees of the Fund and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the FundPreferred Basic Maintenance Amount.

     K. "SENIOR IMPLIED RATING" is an NRSRO's opinion of a corporate family's ability to honor its financial obligations and is assigned by the NRSRO to a corporate family as if it had: a single class of debt; or a single consolidated legal entity structure.

     L. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

          (i) commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

          (ii) demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

          (iii) overnight funds;

          (iv) U.S. Government Securities; and

          (v) Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or Fund company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or Fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.

     M. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

     N. "U.S. TREASURY SECURITIES" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

     O. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

                                                                      APPENDIX A

                                      FUNDS

                      Nuveen Quality Preferred Income Fund

                     Nuveen Quality Preferred Income Fund 2

                     Nuveen Quality Preferred Income Fund 3

                  Nuveen Preferred and Convertible Income Fund

                 Nuveen Preferred and Convertible Income Fund 2

              Nuveen Real Estate Income Fund ("Real Estate Funds")

                            Nuveen Senior Income Fund

                      NUVEEN MASSACHUSETTS BUSINESS TRUSTS

                         FITCH FUNDPREFERRED GUIDELINES

     Below is set forth for the each registered investment company listed in Appendix A hereto (each are referred to as the "Fund") the Fitch Guidelines, as defined in the Amended and Restated Statement Establishing and Fixing the Rights and Preferences of FundPreferred Shares (the "Statement"). Capitalized terms not defined herein shall have the same meanings as defined in the Statement. Fitch may amend, alter or change these Fitch Guidelines, in its sole discretion, provided however, that Fitch provide any such amendments, alterations or changes to the Fund in writing. Any documents provided to Fitch pursuant to this document shall be delivered to Fitch electronically at the following email address: funds.surveillance@fitchratings.com. To the extent that the Fitch Guidelines conflict with the terms of the Statement, the Fitch Guidelines shall control.

1.   DEFINITIONS.

     A. "FUNDPREFERRED BASIC MAINTENANCE AMOUNT" as of any Valuation Date means
EITHER:

          1. Fitch Eligible Assets having an aggregate Fitch Discounted Value equal to or greater than the dollar amount equal to the sum of:

               a. the product of the number of FundPreferred outstanding on such date multiplied by $25,000, plus any redemption premium applicable to the FundPreferred then subject to redemption;

               b. the aggregate amount of dividends that will have accumulated at the respective Applicable Rates to (but not including) the first respective Dividend Payment Dates for FundPreferred outstanding that follow such Valuation Date;

               c. the aggregate amount of dividends that would accumulate on shares of each series of FundPreferred outstanding from such first respective Dividend Payment Date therefor through the 45th day after such Valuation Date, at the Maximum Rate (calculated as if such Valuation Date were the Auction Date for the Dividend Period commencing on such Dividend Payment Date) for a Standard Dividend of shares of such series to commence on such Dividend Payment Date, assuming, solely for purposes of the foregoing, that if on such Valuation Date the Fund shall have delivered a notice of Special Dividend Period to the Auction Agent pursuant to Section 4(b) of Part I of the Statement with respect to shares of such series, such Maximum Rate shall be the Maximum Rate for the Special Dividend Period of Shares of such series to commence on such Dividend Payment Date (except that (1) if such Valuation Date occurs at a time when a Failure to Deposit (or, in the case of preferred shares other than FundPreferred, a failure similar to a Failure to Deposit) has occurred that has not been cured, the dividend for purposes of calculation would accumulate at the current dividend rate then applicable to the shares in respect of which such failure has occurred and (2) for those days during the period described in this subparagraph c. in respect of which the Applicable Rate in effect immediately prior to such Dividend Payment Date will remain in effect (or, in the case of preferred shares other than FundPreferred, in respect of which the dividend rate or rates in effect immediately prior to such respective dividend payment dates will remain in effect), the dividend for purposes of calculation would accumulate at such Applicable Rate (or other rate or rates, as the case may be in respect of those days));

               d. the amount of anticipated expenses of the Fund for the 90 days subsequent to such Valuation Date;

               e. the amount of any indebtedness or obligations of the Fund senior in right of payments to the FundPreferred; and

               f. any current liabilities to the extent not reflected in any of 1.a. through 1.e. (including, without limitation, any payables for portfolio securities purchased as of such Valuation Date and any liabilities incurred for the purpose of clearing securities transactions); less the value (i.e., the face value of cash, short-term municipal obligations and short-term securities that are the direct obligation of the U.S. government, provided in each case that such securities mature on or prior to the date upon which any of 1.a. though 1.f. became payable, otherwise the Fitch Discounted Value) of any of the Fund's assets irrevocably deposited by the Fund for the payment of any of 1.a. through 1.f.; OR

          2. if the average Fitch Discount Factor (as set forth in B.2. below) of the Fund's aggregate Fitch Eligible Assets (as set forth in C.2 below) is less than 200%, the FundPreferred Basic Maintenance Amount shall be calculated in the same manner as the asset coverage required by Section 18 of the 1940 Act with respect to all outstanding senior securities of the Fund which are stock, including all Outstanding FundPreferred (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common shares). In effect, all assets of the Fund will be considered Fitch Eligible Assets as provided for in C.1. below and a Fitch Discount Factor of 200% will apply as provided for in B.1. below.

     B. "FITCH DISCOUNT FACTOR" means EITHER:

          1. if the average Fitch Discount Factor (as set forth in 2. below) of the Fund's Fitch Eligible Assets (as set forth in C.2. below) is less than 200%, the Fitch Discount Factor shall be 200% for all Fitch Eligible assets (as set forth in C.1. below); OR

          2. if the average Fitch Discount Factor (as set forth in this section) of the Fund's Fitch Eligible Assets (as set forth in C.2. below) is 200% or greater, for purposes of determining the Discounted Value of any Fitch Eligible Asset, the percentage determined as follows, provided however, that for unhedged foreign investments a discount factor of 105% shall be applied to the Market Value thereof in addition to the

     Fitch Discount Factor as determined in accordance with the procedures below, provided further that, if the foreign issuer of such unhedged foreign investment is from a country whose sovereign debt rating in a non-local currency is not assigned a rating of AA or better by Fitch, a discount factor of 117% shall be applied to the Market Value thereof in addition to the Fitch Discount Factor as determined in accordance with the procedures below. The Fitch Discount Factor for any Fitch Eligible Asset, other than the securities set forth below, will be the percentage provided in writing by Fitch.

               a. Preferred Stock: The percentage determined by reference to the rating of a preferred stock in accordance with the table set forth below.

                          PREFERRED STOCK(1)                       FITCH DISCOUNT FACTOR
     -----------------------------------------------------------   ---------------------
     AAA Taxable Preferred......................................            130%
     AA Taxable Preferred.......................................            133%
     A Taxable Preferred........................................            135%
     BBB Taxable Preferred......................................            139%
     BB Taxable Preferred.......................................            154%
     Not rated or below BB Taxable Preferred....................            161%
     Investment Grade DRD Preferred.............................            164%
     Not rated or below Investment Grade DRD Preferred..........            200%

----------
(1) If a security is not rated by Fitch but is rated by two other national recognized statistical ratings organizations ("NRSRO"), then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "not rated" in this table.

               b. Middle Market Bank Preferred Stock: The Fitch Discount Factor applied to Middle Market Bank Preferred Stock is 266%.

               c. Debt Securities: The percentage determined by reference to the rating of the Debt Security with reference to the remaining term to maturity of the Debt Security (other than short-term Debt Securities covered by clause e. below), in accordance with the table set forth below:

                                                                                                      NOT
                                                                                                    RATED OR
      TERM TO MATURITY OF CORPORATE DEBT SECURITY(1)     AAA      AA       A        BBB      BB     BELOW BB
     -----------------------------------------------   ------   ------   ------   ------   ------   --------
     3 years or less................................   106.38%  108.11%  109.89%  111.73%  129.87%   151.52%
     5 years or less (but longer than 3 years)......   111.11   112.99   114.94   116.96   134.24    151.52
     7 years or less (but longer than 5 years)......   113.64   115.61   117.65   119.76   135.66    151.52
     10 years or less (but longer than 7 years).....   115.61   117.65   119.76   121.95   136.74    151.52
     15 years or less (but longer than 10 years)       119.76   121.95   124.22   126.58   139.05    151.52
     More than 15 years.............................   124.22   126.58   129.03   131.58   144.55    151.52

----------
(1) If a security is not rated by Fitch but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will use the percentage set forth under "Not Rated or Below BB" in this table.

               The Fitch Discount Factors presented in the immediately preceding table apply to Debt Securities that are Performing and have a Market Value determined by a Pricing Service or an Approved Price. The Fitch Discount Factor noted in the table above for a Debt Security Not Rated or Below BB by Fitch shall apply to any non-Performing Debt Security with a price equal to or greater than $0.90. The Fitch Discount Factor noted in the table above for a Debt Security Not Rated or Below BB by Fitch shall apply to any non-Performing Debt Security with a price less than $0.90 but equal to or greater than $0.20. If a Debt Security does not have a Market Value determined by a Pricing Service or an Approved Price, a rating two rating categories below the actual rating on the Debt Security will be used (e.g., where the actual rating is A-, the rating for Debt Securities rated BB- will be used). The Fitch Discount Factor for a Debt Security issued by a limited partnership that is not a Rule 144A Security shall be the Fitch Discount Factor determined in accordance with the table set forth above multiplied by 105%.

               The Fitch Discount Factors presented in the immediately preceding table will also apply to interest rate swaps and caps, whereby the rating of the counterparty to the swap or cap will be the rating used to determine the Fitch Discount Factor in the table; and TRACERs and TRAINs, whereby the ratings in the table will be applied to the underlying securities and the Market Value of each underlying security will be its proportionate amount of the Market Value of the TRACER or TRAIN. The Fitch Discount Factors presented in the immediately preceding table will also apply to corporate obligations backed by a guaranty, a letter of credit or insurance issued by a third party. If the third-party credit rating is the basis for the rating on the obligation, then the rating on the third party will be used to determine the Fitch Discount Factor in the table.

               The Fitch Discount Factors presented in the immediately preceding table will also apply to preferred trust certificates, the rating on which will be determined by the underlying debt instruments in the trust, unless such preferred trust certificates are determined by Fitch Ratings to qualify for a traditional equity discount factor, in which case the Fitch Discount Factor shall be 370%.

               d. Convertible Securities: The Fitch Discount Factor applied to convertible securities is (A) 200% for investment grade convertibles and (B) 222% for below investment grade convertibles so long as such convertible securities have neither (x) conversion premium greater than 100% nor (y) have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

               The Fitch Discount Factor applied to convertible securities which have conversion premiums of greater than 100% is (A) 152% for investment grade convertibles and (B) 179% for below investment grade convertibles so long as such convertible securities do not have a yield to maturity or yield to worst of greater than 15.00% above the relevant Treasury curve.

               The Fitch Discount Factor applied to convertible securities which have a yield to maturity or yield to worse of greater than 15.00% above the relevant Treasury curve is 370%.

               If a security is not rated by Fitch but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSRO's will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). If a security is not rated by any NRSRO, the Fund will treat the security as if it were below investment grade.

               e. Short-Term Investments and Cash: The Fitch Discount Factor applied to short-term portfolio securities, including without limitation Debt Securities, Short Term Money Market Instruments and municipal debt obligations, will be (A) 100%, so long as such portfolio securities mature or have a demand feature at par exercisable within the Fitch Exposure Period; (B) 115%, so long as such portfolio securities mature or have a demand feature at par not exercisable within the Fitch Exposure Period; and (C) 125%, so long as such portfolio securities neither mature nor have a demand feature at par exercisable within the Fitch Exposure Period. A Fitch Discount Factor of 100% will be applied to cash. Rule 2a-7 money market funds rated by Fitch or another NRSRO will also have a discount factor of 100%, and unrated Rule 2a-7 money market funds will have a discount factor of 115%.

               f. Common Stock and Warrants: The Fitch Discount Factor for common stock is (A) 200% for large-cap stocks; (B) 233% for mid-cap stocks, (c) 286% for small-cap stocks; and (D) 370% for other common stocks.

          See "Fitch Eligible Assets - common stocks" for definitions of large-cap, mid-cap and small-cap stocks.

               g. Master Limited Partnership (MLP) Securities: The Fitch Discount Factor applied to MLP Securities shall be applied in accordance with the table set forth below:

       Fitch Discount Factor
     ------------------------
     Large-cap stocks:   210%
     Mid-cap stocks:     243%
     Small-cap stocks:   296%
     Others:             370%

          Small-cap MLP's refer to MLP's with a market capitalization of greater than $250 million but less than $1 billion; Mid-cap MLP's refer to MLP's with a market capitalization between $1 billion and $2 billion; Large-cap MLP's are MLP's with a market capitalization over $2 billion. The Fitch Discount Factor applied to MLP Securities which are restricted as to resale will be 110% of the Fitch Discount Factor which would apply were the securities not so restricted.

               h. U.S. Government Securities and U.S. Treasury Strips:

                 TIME REMAINING TO MATURITY               DISCOUNT FACTOR
     --------------------------------------------------   ---------------
     1 year or less....................................        101.5%
     2 years or less (but longer than 1 year)..........          103%
     3 years or less (but longer than 2 years).........          105%
     4 years or less (but longer than 3 years).........          107%
     5 years or less (but longer than 4 years).........          109%
     7 years or less (but longer than 5 years).........          112%
     10 years or less (but longer than 7 years)........          114%
     15 years or less (but longer than 10 years).......          122%
     20 years or less (but longer than 15 years).......          130%
     25 years or less (but longer than 20 years).......          146%
     Greater than 25 years.............................          154%

               i. Emerging Market Debt: The Fitch Discount Factor for Emerging Market Debt is (A) 285% for investment grade and (B) 370% for non-investment grade.

               j. Foreign Bonds: The Fitch Discount Factor (A) for a Foreign Bond the principal of which (if not denominated in U.S. dollars) is subject to a currency hedging transaction will be the Fitch Discount Factor that would otherwise apply to such Foreign Bonds in accordance with this definition and (B) for (1) a Foreign Bond the principal of which (if not denominated in U.S. dollars) is not subject to a currency hedging transaction and (2) a bond issued in a currency other than U.S. dollars by a corporation, limited liability company or limited partnership domiciled in, or the government or any agency, instrumentality or political subdivision of, a nation other than an Approved Foreign Nation, will be 370%.

               k. Rule 144A Securities: The Fitch Discount Factor applied to Rule 144A Securities will be 110% of the Fitch Discount Factor which would apply were the securities registered under the Securities Act.

               l. Senior Loans: The Fitch Discount Factor applied to senior, secured floating rate Loans made to corporate and other business entities ("Senior

          Loans") shall be the percentage specified in the table below opposite such Fitch Loan Category:

     Fitch Loan Category   Discount Factor
     -------------------   ---------------
              A                  115%
              B                  130%
              C                  152%
              D                  370%

          Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall within more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

               m. Swaps (including Total Return Swaps and Interest Rate Swaps):
          Total Return Swaps and Interest Rate Swaps are subject to the following provisions:

               If the Trust has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor on the counterparty to the swap transaction. At the time a swap is executed, the Trust will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's rating of A3.

                    (i) Only the cumulative unsettled profit and loss from a
               Total Return Swap transaction will be calculated when determining the FundPreferred Basic Maintenance Amount. If the Trust has an outstanding liability from a swap transaction on a Valuation Date, the Trust will be deducted from the aggregate Fitch Eligible Assets.

                    (ii) In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Fitch Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding AMPS.

                    (iii) (1) The underlying securities subject to a credit
               default swap sold by the Trust will be subject to the applicable Fitch Discount Factor for each security subject to the swap; (2) If the Trust purchases a credit default swap and holds the underlying security, the Market Value of the credit default swap and the underlying security will be included as a Fitch Eligible Asset subject to the Fitch Discount Factor assessed based on the counterparty risk; and (3) the Trust will not include a credit default swap as a Fitch Eligible Asset purchase by the Trust without the Trust holding the underlying security or when the Trust buys a credit default swap for a basket of securities without holding all the securities in the basket.

               n. Securities lending: The Fund may engage in securities lending in an amount not to exceed 10% of the Fund's total gross assets. For purposes of calculating the FundPreferred Basic Maintenance Amount, such securities lent shall be included as Fitch Eligible Assets with the appropriate Fitch Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the FundPreferred Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Fitch Eligible Assets and the value of such assets exceeds the amount of the Fund's obligation to return the collateral on a Valuation Date, such excess amount shall be included in the calculation of Fitch Eligible Assets by applying the applicable Fitch Discount Factor to this amount and adding the product to total Fitch Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the FundPreferred Basic Maintenance Amount. Collateral received by the Fund in a securities lending transaction and maintained by the Fund in the form received shall not be included as a Fitch Eligible Asset for purposes of calculating the FundPreferred Basic Maintenance Amount.

               o. Real Estate Investment Trusts:

                    (i) For common stock and preferred stock of REITs and other real estate companies, the Fitch Discount Factor applied shall be:

     REIT or other real estate company preferred stock....  154%*
     REIT or other real estate company stock..............  196%

* Where the aggregate Market Value of securities invested in REIT preferred stock exceeds 50% of the aggregate Market Value of all Fitch Eligible Assets, then the applicable Fitch Discount Factor shall be 200%.

                    (ii) For corporate debt securities of REITs, the Fitch
               Discount Factor applied shall be:

                  Terms to Maturity                    AAA    AA    A    BBB    BB    B    Unrated
     -----------------------------------------------   ---   ---   ---   ---   ---   ---   -------
     1 year or less ................................   111%  114%  117%  120%  121%  127%    127%
     2 years or less (but longer than 1 year) ......   116%  123%  125%  127%  132%  137%    137%
     3 years or less (but longer than 2 years) .....   121%  125%  127%  131%  133%  140%    152%
     4 years or less (but longer than 3 years) .....   126%  126%  129%  132%  136%  140%    164%

                  Terms to Maturity                    AAA    AA    A    BBB    BB    B    Unrated
     -----------------------------------------------   ---   ---   ---   ---   ---   ---   -------
     5 year or less (but longer than 4 years) ......   131%  132%  135%  139%  144%  149%    185%
     7 years or less (but longer than 5 years) .....   140%  143%  146%  152%  159%  167%    228%
     10 years or less (but longer than 7 years) ....   141%  143%  147%  153%  160%  168%    232%
     12 years or less (but longer than 7 years) ....   144%  144%  150%  157%  165%  174%    249%
     15 years or less (but longer than 12 years) ...   148%  151%  155%  163%  172%  182%    274%
     30 years or less (but longer than 15 years) ...   152%  156%  160%  169%  180%  191%    306%

               If a security is not rated by Fitch but is rated by two other Rating Agencies, then the lower of the ratings on the security from the two other Rating Agencies will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A and the Moody's rating is Baa, a Fitch rating of BBB will be used). If a security is not rated by Fitch but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA, a Fitch rating of AAA will be used, and where the only rating on a security is a Moody's rating of Ba, a Fitch rating of BB will be used). Securities rated either below B or not rated by any NRSRO shall be treated as "Unrated" in the table above.

               p. Futures and call options: For purposes of the FundPreferred Basic Maintenance Amount, futures held by the Trust and call options sold by the Trust shall not be included as Fitch Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of the Valuation Date. For call options purchased by the Trust, the Market Value of the call option will be included as a Fitch Eligible Asset subject to a Fitch Discount Factor mutually agreed to between the Trust and Fitch based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

               q. Asset-backed and mortgage-backed securities: The percentage determined by reference to the asset type in accordance with the table set forth below:

                                ASSET TYPE (WITH
                   TIME REMAINING TO MATURITY, IF APPLICABLE)

                                                                                            DISCOUNT
                                                                                             FACTOR
                                                                                            --------
     U.S. Treasury/agency securities (10 years or less)                                       118%
     U.S. Treasury/agency securities (greater than 10 years)                                  127%
     U.S. agency sequentials (10 years or less)                                               128%
     U.S. agency sequentials (greater than 10 years)                                          142%

                                ASSET TYPE (WITH
                   TIME REMAINING TO MATURITY, IF APPLICABLE)

                                                                                            DISCOUNT
                                                                                             FACTOR
                                                                                            --------
     U.S. agency principal only securities                                                    236%
     U.S. agency interest only securities (with Market Value greater than $0.40)              696%
     U.S. agency interest only securities (with Market Value less than or equal to $0.40)     214%
     AAA LockOut securities, interest only                                                    236%
     U.S. agency planned amortization class bonds (10 years or less)                          115%
     U.S. agency planned amortization class bonds (greater than 10 years)                     136%
     AAA sequentials (10 years or less)                                                       118%
     AAA sequentials (greater than 10 years)                                                  135%
     AAA planned amortization class bonds (10 years or less)                                  115%
     AAA planned amortization class bonds (greater than 10 years)                             140%
     Jumbo mortgage rated AAA(1)                                                              123%
     Jumbo mortgage rated AA(1)                                                               130%
     Jumbo mortgage rated A(1)                                                                136%
     Jumbo mortgage rated BBB(1)                                                              159%
     Commercial mortgage-backed securities rated AAA                                          131%
     Commercial mortgage-backed securities rated AA                                           139%
     Commercial mortgage-backed securities rated A                                            148%
     Commercial mortgage-backed securities rated BBB                                          177%
     Commercial mortgage-backed securities rated BB                                           283%
     Commercial mortgage-backed securities rated B                                            379%
     Commercial mortgage-backed securities rated CCC or not rated                             950%

(1) Applies to jumbo mortgages, credit cards, auto loans, home equity loans, manufactured housing and prime mortgage-backed securities not issued by a U.S. agency or instrumentality.

               r. Catastrophe Bonds: The Fitch Discount Factor applied to Catastrophe Bonds will be 333.33%.

               s. Structured Notes: The Fitch Discount Factor applied to Structured Notes will be (a) in the case of a corporate issuer, the Fitch Discount Factor determined in accordance with clause 2.c. under this definition, whereby the rating on the issuer of the Structured Note will be the rating on the Structured Note for purposes of determining the Fitch Discount Factor in the table in clause 2.c.; and
          (b) in the case of an issuer that is the U.S. government or an agency or instrumentality thereof, the Fitch Discount Factor determined in accordance with clause 2.e. under this definition.

     C.   "FITCH ELIGIBLE ASSET" means EITHER:

          1. if the average Fitch Discount Factor (as set forth in B.2. above) of the Fund's Fitch Eligible Assets (as set forth in 2. below) is less than 200%, all assets of the Fund shall be considered Fitch Eligible Assets; OR

          2. if the average Fitch Discount Factor (as set forth in B.2. above) of the Fitch's Fitch Eligible Assets (as set forth in this section) is 200% or greater, Fitch Eligible assets means:

               a. cash (including interest and dividends due on assets rated (1) BBB or higher by Fitch or the equivalent by another NRSRO if the payment date is within five Business Days of the Valuation Date, (2) A or higher by Fitch or the equivalent by another NRSRO if the payment date is within thirty days of the Valuation Date, and (3) A+ or higher by Fitch or the equivalent by another NRSRO if the payment date is within the Fitch Exposure Period) and receivables for Fitch Eligible Assets sold if the receivable is due within five Business Days of the Valuation Date, and if the trades which generated such receivables are settled within five Business Days;

               b. Short Term Money Market Instruments so long as (1) such securities are rated at least F1+ by Fitch or the equivalent by another NRSRO, (2) in the case of demand deposits, time deposits and overnight funds, the supporting entity is rated at least A by Fitch or the equivalent by another NRSRO, or (3) in all other cases, the supporting entity (x) is rated at least A by Fitch or the equivalent by another NRSRO and the security matures within three months or (y) is rated at least AA by Fitch or the equivalent by another NRSRO and the security matures within six months; in addition, money market funds subject to Rule 2a-7 under the 1940 Act are also eligible investments;

               c. U.S. Government Securities and U.S. Treasury Strips;

               d. debt securities if such securities have been registered under the U.S. Securities Act ("Securities Act") or are restricted as to resale under U.S. federal securities laws but are eligible for resale pursuant to Rule 144A under the Securities Act; and such securities are issued by (1) a U.S. corporation, limited liability company or limited partnership, (2) a corporation, limited liability company or limited partnership or similar entity domiciled in a country whose sovereign debt rating in a non-local currency is assigned a rating of "AAA" ("Approved Foreign Nations"), (3) the government of any Approved Foreign Nation or any of its agencies, instrumentalities or political subdivisions (the debt securities of Approved Foreign Nation issuers being referred to collectively as "Foreign Bonds"), (4) a corporation, limited liability company or limited partnership domiciled in Canada or (5) the Canadian government or any of its agencies, instrumentalities or political subdivisions (the debt securities of Canadian issuers being referred to collectively as "Canadian Bonds"). Foreign Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Similarly, Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 20% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. Notwithstanding the limitations in the two preceding sentences, Foreign Bonds and Canadian Bonds held by the Fund will qualify as Fitch Eligible Assets only up to a maximum of 30% of the aggregate Market Value of all assets constituting Fitch Eligible Assets. In addition, bonds which are issued in connection with a reorganization under U.S. federal bankruptcy law ("Reorganization Bonds") will be considered debt securities constituting Fitch Eligible Assets if (a) they provide for periodic payment of interest in cash in U.S. dollars or euros; (b) they do not provide for conversion or exchange into equity capital at any time over their lives; (c) they have been registered under the Securities Act or are restricted as to resale under federal securities laws but are eligible for trading under Rule 144A promulgated pursuant to the Securities Act as determined by the Fund's investment manager or portfolio manager acting pursuant to procedures approved by the Board of Trustees of the Fund; (d) they were issued by a U.S. corporation, limited liability company or limited partnership; and (e) at the time of purchase at least one year had elapsed since the issuer's reorganization. Reorganization Bonds may also be considered debt securities constituting Fitch Eligible Assets if they have been approved by Fitch, which approval shall not be unreasonably withheld. All debt securities satisfying the foregoing requirements and restrictions of this paragraph (iv) are herein referred to as "Debt Securities."

               e. debt securities of a corporation, limited liability company or limited partnership or similar entity domiciled in an Emerging Market (as defined below) and debt securities of the government of any Emerging Market or any of its agencies, instrumentalities or political subdivisions (the debt securities of Emerging Market issuers being referred to collectively as "Emerging Market Debt.") Emerging markets are (1) countries classified by the World Bank as having a "low" or "middle" per capital income; (2) countries that have restructured its sovereign debt during the past 10 years or currently has restructured sovereign external debt outstanding; or (3) countries assigned a long-term, foreign currency/sovereign rating below A3/A- by Fitch, Moody's or S&P.

               f. preferred stocks if (1) dividends on such preferred stock are cumulative, (2) such securities provide for the periodic payment of dividends thereon in cash in U.S. dollars or Euros and do not provide for conversion or exchange into, or have warrants attached entitling the holder to receive, equity capital at any time over the respective lives of such securities, (3) the issuer of such a preferred stock has common stock listed on either the New York Stock Exchange, the American Stock Exchange or the over-the-counter market, and (4) the issuer of such preferred stock has a senior debt rating or preferred stock rating from Fitch of BBB- or higher or the equivalent rating by another NRSRO. In addition, the preferred stocks's issue must be at least $50 million.

               g. Middle Market Bank Preferred Stock;

               h. common stocks (i) (A) which are traded on the New York Stock Exchange, the American Stock Exchange or in the over-the-counter market, (B) which, if cash dividend paying, pay cash dividends in U.S. dollars, and (C) which may be sold without restriction by the Fund; provided, however, that (1) common stock which, while a Fitch Eligible Asset owned by the Fund, ceases paying any regular cash dividend will no longer be considered a Fitch Eligible Asset until 60 calendar days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A- by Fitch and (2) the aggregate Market Value of the Fund's holdings of the common stock of any issuer in excess of 5% per US issuer of the number of Outstanding shares times the Market Value of such common stock shall not be a Fitch's Eligible Asset; (ii) securities denominated in any currency other than the U.S. dollar and securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are dollar-denominated American Depository Receipts ("ADRs") which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia; provided, however, that the aggregate Market Value of the Fund's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of 3% of the aggregate Market Value of the Outstanding shares of common stock of such issuer or in excess of 10% of the Market Value of the Fund's Fitch Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Argentina, Australia, Brazil, Chile, France, Germany, Italy, Japan, Korea, Mexico, Spain or the United Kingdom (the "Approved Foreign Nations") shall not be a Fitch Eligible Asset; (iii) Small-cap stocks refer to stock with a market capitalization between $300 million to $2 billion; Mid-cap stocks refer to stock with a market capitalization greater than $2 billion but less than $10 billion; Large-cap stocks are companies having a market capitalization greater than $10 billion.

               Fitch Common Stock Diversification Guidelines:

     Type:       Max. Single Issuer (%)(1)
     ---------   -------------------------
     Large-cap               5%
     Mid-cap                 5%
     Small-cap               5%

----------
(1) Percentages represent both a portion of the aggregate market value and number of outstanding shares of the common stock portfolio.

               i. warrants on common stocks described above;

               j. Master Limited Partnership (MLP) Securities, which shall include the following securities, restricted or unrestricted, issued by an MLP or an affiliate of an MLP: (1) common units, (2) convertible subordinated units, (3) I-Shares, (4) I-units, (5) LLC securities and
          (6) debt securities. An investment by the Company in the MLP Securities of any single issuer will qualify as a Fitch Eligible Asset only to the extent that such investment constitutes 10% of the total assets of the Company. The amount by which an investment in the MLP Securities of any single issuer exceeds 10% of the total assets of the Company will not qualify as a Fitch Eligible Asset;

               k. Senior Loans;

               l. Rule 144A Securities;

               m. asset-backed and mortgage-backed securities;

               n. Catastrophe Bonds;

               o. REIT and other real estate company securities, subject to 5% issuer limitation (including common, preferred, debt and other securities);

               p. TRACERs, TRAINs and Structured Notes;

               q. Fitch Hedging Transactions; and

               r. Swaps, including Total Return Swaps entered into according to ISDA;

In addition, portfolio holdings as described below must be within the following diversification and issue size requirements in order to be included in Fitch's Eligible Assets:

     Security Rated At   Maximum Single   Maximum Single    Minimum Issue Size
           Least            Issuer(1)     Industry (1, 2)    ($ in million)(3)
     -----------------   --------------   ---------------   ------------------
            AAA               100%             100%               $100
            AA-                20               75                 100
             A-                10               50                 100
            BBB-                6               25                 100
            BB-                 4               16                  50
             B-                 3               12                  50
            CCC                 2               8                   50

----------
(1) Percentages represent a portion of the aggregate market value of the portfolio holdings.

(2) Industries are determined according to Fitch's Industry Classifications, as defined herein.

(3) Preferred stock has a minimum issue size of $50 million for all rating categories in the table.

     D. "FITCH EXPOSURE PERIOD" means the period commencing on (and including) a given Valuation Date and ending 41 days thereafter.

     E. "FITCH HEDGING TRANSACTIONS" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Fitch, LIBOR or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such futures contracts, any index approved by Fitch or Treasury Bonds and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Fitch, LIBOR or Treasury bonds, subject to the following limitations:

          1. The Fund may not engage in any Fitch Hedging Transaction based on any index approved by Fitch (other than transactions that terminate a futures contract or option held by the Fund by the Fund's taking the opposite position thereto ("closing transactions")) that would cause the Fund at the time of such transaction to own or have sold outstanding financial futures contracts based on such index exceeding in number

     10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal.

          2. The Fund will not engage in any Fitch Hedging Transaction based on Treasury Bonds or LIBOR (other than closing transactions) that would cause the Fund at the time of such transaction to own or have sold:

               a. Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate market value exceeding 20% of the aggregate market value of Fitch Eligible Assets owned by the Fund and rated at least AA by Fitch (or, if not rated by Fitch Ratings, rated at least Aa by Moody's; or, if not rated by Moody's, rated at least AAA by S& P); or

               b. Outstanding financial futures contracts based on Treasury Bonds or LIBOR with such contracts having an aggregate market value exceeding 40% of the aggregate market value of all Fitch Eligible Assets owned by the Fund (other than Fitch Eligible Assets already subject to a Fitch Hedging Transaction) and rated at least A or BBB by Fitch (or, if not rated by Fitch Ratings, rated at least Baa by Moody's; or, if not rated by Moody's, rated at least A or AA by S&P) (for purposes of the foregoing clauses (i) and (ii), the Fund shall be deemed to own futures contracts that underlie any outstanding options written by the Fund);

          3. The Fund may engage in closing transactions to close out any outstanding financial futures contract based on any index approved by Fitch if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Fitch and the Fund.

          4. The Fund may not enter into an option or futures transaction unless, after giving effect thereto, the Fund would continue to have Fitch Eligible Assets with an aggregate Discounted Value equal to or greater than the Preferred Shares Basic Maintenance Amount.

     F. "FITCH INDUSTRY CLASSIFICATIONS" means, for the purposes of determining Fitch Eligible Assets, each of the following industry classifications:

     Aerospace & Defense
     Automobiles
     Banking, Finance & Real Estate
     Broadcasting & Media
     Building & Materials
     Cable
     Chemicals
     Computers & Electronics
     Consumer Products
     Energy
     Environmental Services



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


     Farming & Agriculture
     Food, Beverage & Tobacco
     Gaming, Lodging & Restaurants
     Healthcare & Pharmaceuticals
     Industrial/Manufacturing
     Insurance
     Leisure & Entertainment
     Metals & Mining
     Miscellaneous
     Packaging and Containers
     Paper & Forest Products
     Retail
     Sovereign
     Structured Finance Obligations
     Supermarkets & Drugstores
     Telecommunications
     Textiles & Furniture
     Transportation
     Utilities

The Fund shall use its discretion in determining which industry classification is applicable to a particular investment.

     G. "APPROVED PRICE" means the "fair value" as determined by the Fund in accordance with the valuation procedures adopted from time to time by the Board of Trustees of the Fund and for which the Fund receives a mark-to-market price (which, for the purpose of clarity, shall not mean Market Value) from an independent source at least semi-annually.

     H. "BANK LOANS" means direct purchases of, assignments of, participations in and other interests in (a) any bank loan or (b) any loan made by an investment bank, investment fund or other financial institution, provided that such loan under this clause (b) is similar to those typically made, syndicated, purchased or participated by a commercial bank or institutional loan investor in the ordinary course of business.

     I. "BUSINESS DAY" means a day on which the New York Stock Exchange is open for trading and which is neither a Saturday, Sunday nor any other day on which banks in The City of New York, New York, are authorized or obligated by law to close.

     J. "DATE OF ORIGINAL ISSUE" means, with respect to any FundPreferred Share, the date on which the Trust first issues such share.

     K. "FITCH LOAN CATEGORY" means the following four categories (and, for purposes of this categorization, the Market Value of a Fitch Eligible Asset trading at par is equal to $1.00):

          1. "Fitch Loan Category A" means Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.90.



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


          2. "Fitch Loan Category B" means: (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.80 but less than $0.90; and (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.85.

          3. "Fitch Loan Category C" means (A) Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.70 but less than $0.80; (B) non-Performing Bank Loans which have a Market Value or an Approved Price greater than or equal to $0.75 but less than $0.85; and (C) Performing Bank Loans without an Approved Price rated BB- or higher by Fitch Ratings. If a security is not rated by Fitch Ratings but is rated by two other NRSRO's, then the lower of the ratings on the security from the two other NRSROs will be used to determine the Fitch Discount Factor (e.g., where the S&P rating is A- and the Moody's rating is Baa1, a rating by Fitch Ratings of BBB+ will be used). If a security is not rated by Fitch Ratings but is rated by only one other NRSRO, then the rating on the security from the other NRSRO will be used to determine the Fitch Discount Factor (e.g., where the only rating on a security is an S&P rating of AAA-, a rating by Fitch Ratings of AAA- will be used, and where the only rating on a security is a Moody's rating of Ba3, a rating by Fitch Ratings of BB-will be used).

          4. "Fitch Loan Category D" means Bank Loans not described in any of the foregoing categories.

          Notwithstanding any other provision contained above, for purposes of determining whether a Fitch Eligible Asset falls within a specific Fitch Loan Category, to the extent that any Fitch Eligible Asset would fall in more than one of the Fitch Loan Categories, such Fitch Eligible Asset shall be deemed to fall into the Fitch Loan Category with the lowest applicable Fitch Discount Factor.

     L. "INTEREST RATE SWAP" means an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay to each other is an agreed-upon periodic interest rate multiplied by some predetermined dollar principal, called the notional principal amount. No principal is exchanged between parties to the transaction; only interest is exchanged.

     M. "INTEREST RATE CAP" means an options contract which puts an upper limit on a floating exchange rate. The contract protects the holder from rises in short-term interest rates by making a payment to the holder when an underlying interest rate (the index or reference interest rate) exceeds a specified strike rate (the cap rate).

     N. "MIDDLE MARKET BANK PREFERRED STOCK" means, for purposes of determining the applicable Fitch Discount Factor, adjustable rate non-cumulative perpetual preferred stock issued by small- to mid-sized banks with assets of between $200 million and $10 billion.

     O. "PERFORMING" means with respect to any asset, the issuer of such investment is not in default of any payment obligations in respect thereof.



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


     P. "PRICING SERVICE" means any pricing service designated by the Board of Trustees of the Fund and approved by Fitch or Moody's, as applicable, for purposes of determining whether the Fund has Eligible Assets with an aggregate Discounted Value that equals or exceeds the FundPreferred Shares Basic Maintenance Amount.

     Q. "SHORT-TERM MONEY MARKET INSTRUMENT" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Fund, the remaining term to maturity thereof is not in excess of 180 days:

          1. commercial paper rated A-1 if such commercial paper matures in 30 days or A-1+ if such commercial paper matures in over 30 days;

          2. demand or time deposits in, and banker's acceptances and certificates of deposit of (A) a depository institution or trust company incorporated under the laws of the United States of America or any state thereof or the District of Columbia or (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia);

          3. overnight funds;

          4. U.S. Government Securities; and

          5. Eurodollar demand or time deposits in, or certificates of deposit of, the head office or the London branch office of a depository institution or trust company if the certificates of deposit, if any, and the long-term unsecured debt obligations (other than such obligations the ratings of which are based on the credit of a person or entity other than such depository institution or trust company) of such depository institution or Fund company that have (1) credit ratings on such Valuation Date of at least P-1 from Moody's and either F1+ from Fitch or A-1+ from S&P, in the case of commercial paper or certificates of deposit, and (2) credit ratings on each Valuation Date of at least Aa3 from Moody's and either AA- from Fitch or AA- from S&P, in the case of long-term unsecured debt obligations; provided, however, that in the case of any such investment that matures in no more than one Business Day from the date of purchase or other acquisition by the Fund, all of the foregoing requirements shall be applicable except that the required long-term unsecured debt credit rating of such depository institution or trust company from Moody's, Fitch and S&P shall be at least A2, A and A, respectively; and provided further, however, that the foregoing credit rating requirements shall be deemed to be met with respect to a depository institution or trust company if (1) such depository institution or trust company is the principal depository institution in a holding company system, (2) the certificates of deposit, if any, of such depository institution or Fund company are not rated on any Valuation Date below P-1 by Moody's, F1+ by Fitch or A-1+ by S&P and there is no long-term rating, and (3) the holding company shall meet all of the foregoing credit rating requirements (including the preceding proviso in the case of investments that mature in no more than one Business Day from the date of purchase or other acquisition by the Fund); and provided further, that the interest receivable by the Fund shall not be subject to any withholding or similar taxes.



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


     R. "STRUCTURED NOTES" means privately negotiated debt obligations where the principal and/or interest is determined by reference to the performance of a benchmark asset or market (an "embedded index"), such as selected securities or an index of securities, or the differential performance of two assets or markets, such as indices reflecting bonds.

     S. "SWAP" means a derivative transaction between two parties who contractually agree to exchange the returns (or differentials in rates of return) to be exchanges or "swapped" between the parties, which returns are calculated with respect to a "notional amount," i.e., a particular dollar amount invested at a particular interest rate or in a "basket" of securities representing a particular index.

     T. "TOTAL RETURN SWAP" means an agreement between counterparties in which one party agrees to make payments of the total return from underlying asset(s), which may include securities, baskets of securities, or securities indices during the specified period, in return for payments equal to a fixed or floating rate of interest or the total return from other underlying asset(s).

     U. "TRACERS" means traded custody receipts representing direct ownership in a portfolio of underlying securities.

     V. "TRAINS" means Targeted Return Index Securities, which are trust certificates comprised of bonds that are chosen to track a particular index.

     W. "U.S. GOVERNMENT SECURITIES" mean securities that are direct obligations of, and obligations the timely payment of principal and interest on which is fully guaranteed by, the United States of America or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America and in the form of conventional bills, bonds and notes.

     X. "U.S. TREASURY SECURITIES" means direct obligations of the United States Treasury that are entitled to the full faith and credit of the United States.

     Y. "U.S. TREASURY STRIPS" means securities based on U.S. Treasury Securities created through the Separate Trading of Registered Interest and Principal of Securities program.

     Z. "VALUATION DATE" means, for purposes of determining whether the Trust is maintaining the FundPreferred Basic Maintenance Amount, the last Business Day of each week commencing with the Date of Original Issue.



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


                                                                      APPENDIX A

                                      FUNDS

                      Nuveen Quality Preferred Income Fund

                     Nuveen Quality Preferred Income Fund 2

                     Nuveen Quality Preferred Income Fund 3

                  Nuveen Preferred and Convertible Income Fund

                 Nuveen Preferred and Convertible Income Fund 2

                         Nuveen Real Estate Income Fund



                                       37